                                                            [LOGO OF BLACKROCK]

Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

PARTICIPATING FUNDS

..   U.S. Registered Funds (Name of Fund, Aladdin Ticker):
    BlackRock New York Municipal 2018 Term Trust (BLH)
    BlackRock Municipal 2018 Term Trust (BPK)
    BlackRock Municipal 2020 Term Trust (BKK)
    BlackRock Short-Term Municipal Fund (BR-STMUNI)
    BlackRock Strategic Municipal Opportunities Fund of BlackRock Series Trust (BR-SMO-IG)
    BlackRock Municipal 2030 Target Term Trust (BTT2)
    BlackRock High Yield Municipal Fund (BR-HYMUNI)
    BlackRock MuniHoldings Quality Fund II, Inc. (MUE)
    BlackRock MuniHoldings Quality Fund, Inc. (MUS)
    BlackRock MuniVest Fund, Inc. (MVF)

THE OFFERING

KEY CHARACTERISTICS (COMPLETE ALL FIELDS)

Date of                    01-12-2017
Offering Commencement:

Security Type:             BND/MUNI

Issuer                     TSASC, Inc. Tobacco Settlement Bonds Fiscal 2017
                           Series A Senior

Selling Underwriter        Jefferies & Company, Inc

Affiliated Underwriter(s)  [X] PNC Capital Markets LLC
                           [_] Other:

List of Underwriter(s)     Jefferies & Company, Inc, Citigroup Global Markets
                           Inc, Siebert Cisneros Shank & Co., LLC, Merrill
                           Lynch,Pierce,Fenner & Smith Incorporated, Barclays
                           Capital Inc., Loop Capital Markets LLC, Ramirez &
                           Company, Inc, RBC Capital Markets, LLC, Raymond
                           James & Associates, Inc, Wells Fargo Securities,
                           LLC, Academy Securities, Inc., Blaylock Beal Van,
                           LLC, BNY Mellon Capital Markets, LLC, Drexel
                           Hamilton, LLC, Cabrera Capital Markets, LLC, FTN
                           Financial Securities Corp., Hilltop Securities
                           Inc., Janney Montgomery Scott LL, Mesirow Financial
                           Inc, Mischler Financial Group, Morgan Stanley & Co.
                           LLC, Oppenheimer & Co, PNC Capital Markets LLC,
                           Roosevelt & Cross,Inc, Rice Financial Products
                           Company, Stern Brothers & Co., Stifel Nicolaus &
                           Company, Inc, TD Securities (USA) LLC, U.S. Bancorp
                           Investments, Inc, The Williams Capital Group, LP

TRANSACTION DETAILS

Date of Purchase           01-12-2017

Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]

Purchase Price/Share
(PER SHARE / % OF PAR)     $101.856 Total Commission, Spread or Profit   0.482%
                           $109.137
                           $113.825
                           $113.408
                           $111.013
                           $110.018
                            $109.39
                           $108.856
                           $108.325
                           $107.446
                           $104.691

1.  Aggregate Principal Amount Purchased (a+b)                     $ 46,000,000

    a.  US Registered Funds
        (Appendix attached with individual Fund/Client purchase)   $ 46,000,000

    b.  Other BlackRock Clients                                             N/A

2.  Aggregate Principal Amount of Offering                         $613,370,000
FUND RATIO
[Divide Sum of #1 by #2]
Must be less than 0.25                                                  0.07499

Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]

LEGAL REQUIREMENTS

OFFERING TYPE (CHECK ONE)

The securities fall into one of the following transaction types (see
Definitions):
[_] U.S. Registered Public Offering... [Issuer must have 3 years of continuous operations]
[_] Eligible Rule 144A Offering....... [Issuer must have 3 years of continuous operations]
[X] Eligible Municipal Securities
[_] Eligible Foreign Offering......... [Issuer must have 3 years of continuous operations]
[_] Government Securities Offering.... [Issuer must have 3 years of continuous operations]

TIMING AND PRICE (CHECK ONE OR BOTH)

[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[_] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

FIRM COMMITMENT OFFERING (CHECK ONE)

[X] YES  The securities were offered pursuant to an underwriting or similar
[_] NO agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

NO BENEFIT TO AFFILIATED UNDERWRITER (CHECK ONE)

[X] YES  No affiliated underwriter was a direct or indirect participant in, or
[_] NO   benefited directly or indirectly from, the transaction.

Completed by:             Dipankar Banerjee                 Date:   01-18-2017
                          --------------------------------         ------------
                          Global Syndicate Team Member

Approved by:              Steven DeLaura                    Date:   01-18-2017
                          --------------------------------         ------------
                          Global Syndicate Team Member

Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]

DEFINITIONS

TERM                           DEFINITION
Fund Ratio                     Number appearing at the bottom of page 1 of 2
                               of the Rule 10f-3 Report form. It is the sum of the Funds' participation in the offering by the Funds and other accounts managed by BlackRock divided by the total amount of the offering.

Eligible Foreign Offering      The securities are sold in a public offering
                               conducted under the laws of a country other than the United States and

                               (a) the offering is subject to regulation in
                                   such country by a "foreign financial
                                   regulatory authority," as defined in
                                   Section 2(a)(50) of the Investment Company
                                   Act of 1940;

                               (b) the securities were offered at a fixed
                                   price to all purchasers in the offering
                                   (except for any rights to purchase
                                   securities that are required by law to be granted to existing security holders of the issuer);

                               (c) financial statements, prepared and audited
                                   as required or permitted by the appropriate foreign financial regulatory authority in such country, for the two years prior to the offering, were made available to the public and prospective purchasers in connection with the offering; and

                               (d) if the issuer is a "domestic issuer," i.e.,
                                   other than a foreign government, a national of any foreign country, or a corporation or other organization incorporated or organized under the laws of any foreign country, it (1) has a class of securities registered pursuant to section 12(b) or 12(g) of the Securities Exchange Act of 1934 or is required to file reports pursuant to section 15(d) of that act, and
                                   (2) has filed all the material required to be filed pursuant to section 13(a) or 15(d) of that act for a period of at least 12 months immediately preceding the sale of securities (or for such shorter period that the issuer was required to file such material)

Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]

TERM                             DEFINITION
Eligible Municipal Securities    The securities:

                                 (a) are direct obligations of, or obligations
                                     guaranteed as to principal or interest
                                     by, a State or any political subdivision thereof, or any agency or instrumentality of a State or any political subdivision thereof, or any municipal corporate instrumentality of one or more States, or any security which is an industrial development bond (as defined in section 103(c)(2) of Title 26) the interest on which is excludable from gross income under certain provisions of the Internal Revenue Code;

                                 (b) are sufficiently liquid that they can be
                                     sold at or near their carrying value
                                     within a reasonably short period of time;
                                     and

                                 (c) either

                                     (1) are subject to no greater than
                                         moderate credit risk; or

                                     (2) if the issuer of the municipal
                                         securities, or the entity supplying
                                         the revenues or other payments from
                                         which the issue is to be paid, has
                                         been in continuous operation for less
                                         than three years, including the
                                         operation of any predecessors, the
                                         securities are subject to a minimal
                                         or low amount of credit risk.

                                 Also, purchases of municipal securities may not be designated as group sales or otherwise allocated to the account of any prohibited seller (i.e., an affiliated underwriter).

Eligible Rule 144A Offering      The securities are sold in an offering where

                                 (a) the securities are offered or sold in
                                     transactions exempt from registration
                                     under Section 4(2) of the Securities Act of 1933, Rule 144A thereunder, or Rules 501-508 thereunder;

                                 (b) the securities were sold to persons that
                                     the seller and any person acting on
                                     behalf of the seller reasonably believe
                                     to include qualified institutional
                                     buyers, as defined in Rule 144A ("QIBs");
                                     and

                                 (c) the seller and any person acting on
                                     behalf of the seller reasonably believe
                                     that the securities are eligible for
                                     resale to other QIBs pursuant to Rule
                                     144A.

Government Securities Offering   The security is issued or guaranteed as to
                                 principal or interest by the United States, or by a person controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States; or any certificate of deposit for any of the foregoing.

Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]

TERM                             DEFINITION
U.S. Registered Public Offering. The securities offered are registered under the Securities Act of 1933 that are being offered to the public.